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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:
[X ]  Preliminary Information Statement
[  ]  Confidential, for Use of the Commission Only
      (as permitted by Rule 14c-5(d)(2))
[  ]  Definitive Information Statement


                          WHITEWING ENVIRONMENTAL CORP.
                       ----------------------------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1) Title of each class of securities to which transaction applies:
    COMMON STOCK, $.001 PAR VALUE PER SHARE
(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. (1) Amount Previously
    Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

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                     INFORMATION STATEMENT TO STOCKHOLDERS OF
                          WHITEWING ENVIRONMENTAL CORP.
                         formerly, Whitewing Labs, Inc.

This Information Statement was first given to stockholders on or about ______, 2002. This Information Statement is provided by Whitewing and the printing and mailing costs have been paid for by Whitewing.

WHITEWING IS NOT ASKING YOU FOR A PROXY OR A CONSENT AND YOU ARE REQUESTED NOT TO SEND WHITEWING A PROXY OR CONSENT.

The purpose of this Information Statement is to give information about the change in Whitewing's name to Whitewing Environmental Corp. pursuant to charter amendment. The change of Whitewing's name was approved on May 14, 2002 by the holders of a majority of its issued and outstanding common stock, who are also directors and officers of Whitewing. This information statement is being sent to stockholders of Whitewing solely for the purpose of satisfying the requirements of Section 228 of the Delaware General Corporation Law which requires notice of an action by written consent of stockholders to be sent to the non-consenting stockholders within sixty days in order for the consent to be effective. On the date the change in name was approved, Whitewing had 31,951,443 shares of common stock issued and outstanding and 16,540,000 shares consented in favor of approving the charter amendment changing Whitewing's name to Whitewing Environmental Corp. The name change became effective on May 21, 2002, when a certificate of amendment to Whitewing's charter was filed with the State of Delaware.

No director, officer, nominee for a directorship (there not being any nominees) or an "associate" of any such person has a direct or indirect personal interest in changing the name of the company to Whitewing Environmental Corp. from Whitewing Labs, Inc.

All directors of Whitewing consented to the charter amendment changing Whitewing's name and none opposed the change.

The board of directors favored changing Whitewing's name to better reflect the nature of its business acquired in the stock exchange with Total Filter Recycling, Inc., a New Jersey corporation.

The following table sets forth certain information about stock ownership by Whitewing's directors and officers and persons who own more than five percent of Whitewing's stock. The acquisition of Whitewing's stock by these persons, including W-Net, resulted in changes in control of Whitewing, which has resulted in a requirement that this information be set forth in this Information Statement.
                         Position(s)
Name                     with Whitewing           Number of shares Percentage
-------                  -------------           ----------------  ----------
Joseph Bianco            Chairman/Director            2,845,000             8.9
Bruce Raben              Director                     2,545,000             7.8
Andrew V. Latham, Jr.    Director/
                           President/Co-CEO          11,000,000            34.4
Norman Raben             Director/Executive VP/
                           Secretary/Co-CEO             150,000             0.5
Frances M. Latham        Asst. Secretary                      -               -
Jack Licata              VP Sales & Marketing           300,000             0.9
Thomas A. Cattani        VP/Asst. Sec/General Counsel         -               -
Charles J. Stuto         VP Finance/Treasurer/CFO       150,000             0.5
Total shares owned by
Management (8 persons)                               16,990.000            55.2

W-Net                                                 3,468,000            10.9
3940 Laurel Canyon Boulevard, #327
Studio City, California  91604

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The address of the management stockholders is the address of Whitewing, 430
Victoria Terrace, Ridgefield, New Jersey, 07657

On November 16, 2001, W-Net, Inc. acquired control of Whitewing by the purchase of 3,468,000 shares, or fifty-one percent, of its then outstanding common stock from Aceia LLP pursuant to a stock purchase agreement. W-Net paid $275,000 for the stock out of its working capital.

On May 3, 2002, stockholders of Total Filter acquired 28,000,000 shares of Whitewing's common stock in exchange for all of the issued and outstanding shares of Total Filter, which Whitewing is operating as a wholly owned subsidiary. In the transaction, the principal stockholders of Total Filter became the directors and officers of Whitewing. The consideration for the Whitewing shares was all of the issued and outstanding stock of Total Filter. The 28,000,000 shares represents 80 percent of Whitewing's common stock now outstanding. See the table of principal stockholders for identification of certain persons who received the Whitewing stock in the Total Filter transaction.

                     END OF INFORMATION STATEMENT